EXHIBIT 99.1

LED Lighting & Energy Systems Provider Orion Q1’22 Revenue and Gross Margin Rose to $35.1M and 29.1%, Respectively, and Q1’22 Net Income Rose to $2.5M, or $0.08 Per Share; Holds Investor Call Today at 10:00 am ET

Manitowoc, WI – August 4, 2021 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, controls and IoT systems, including turnkey project implementation, program management and system maintenance, today reported results for its fiscal 2022 first quarter (Q1’22). Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q1 Financial Highlights				Prior Three Quarters
$ in millions except per share figures	Q1’22	Q1’21	Change	Q4’21*	Q3'21	Q2’21
Revenue	$35.1	$10.8	$24.3	$35.5	$44.3	$26.3
Gross Profit	$10.2	$2.6	$7.6	$9.2	$11.0	$7.3
Gross Profit %	29.1%	24.4%	+477bps	26.0%	24.9%	27.6%
Net Income (Loss)*	$2.5	($2.2)	$4.7	$22.1	$4.3	$1.9
EPS*	$0.08	($0.07)	$0.15	$0.71	$0.14	$0.06
Net Income (Loss) Excluding Tax Benefit *	$2.5	($2.2)	$4.7	$1.2	$4.3	$1.9
EPS Excluding Tax Benefit*	$0.08	($0.07)	$0.15	$0.04	$0.14	$0.06
EBITDA**	$3.8	($1.7)	$5.5	$2.9	$4.9	$2.3
Cash & Equivalents	$15.9	$10.8	$5.1	$19.4	$12.3	$12.1

*Q4’21 Net Income and EPS include a non-cash tax benefit of $20.9M and $0.67 per diluted share, respectively, for the release of the valuation allowance against Orion’s deferred tax assets; see reconciliation below.

**EBITDA reconciliation below.

Financial Highlights

•	Q1’22 revenue increased to $35.1M reflecting strong national account activity, versus year-ago period that was significantly impacted by COVID-19 project delays.
•

Q1’22 gross profit percentage improved to 29.1% from 24.4% in Q1’21 and 26.0% in Q4’21, principally due to a favorable product mix, production volume efficiencies and the Company’s procurement and supply chain management efforts.

•	Q1'22 net income improved to $2.5M, or $0.08 per share, compared to a net loss of ($2.2M), or ($0.07) per share, in Q1’21.
•	Q1'22 EBITDA improved to $3.8M vs. ($1.7M) in Q1’21 and $2.9M in Q4’21, primarily due to sales volume, higher gross profit percentage and operating cost containment.
•	Orion ended Q1'22 with over $40M of liquidity, including $15.9M of cash and cash equivalents and a full $25M available on its credit facility.

•	Excluding any significant COVID-19 or supply chain impacts, Orion continues to expect its FY 2022 revenue to increase at least 28% to a range of $150M to $155M.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “As anticipated, the Orion team achieved a strong start to fiscal 2022 with solid Q1'22 revenues and a particularly strong gross margin performance of 29.1%. Our margin improvement is attributable to a favorable product mix as well as active supply chain and inventory management. Our year-over-year comparisons are particularly favorable given the significant impact of the onset of the COVID-19 pandemic on customer project activity timing in the first quarter of last fiscal year. We are proud of the resiliency of our team and customer relationships which have enabled Orion’s business to rebound very quickly.

“Through long-term planning, advance component purchases, proactive supplier management and U.S. based manufacturing, Orion has been able to mitigate supply chain challenges that have been seen not only in our industry but also throughout much of the economy. Though these challenges remain an area of concern in the near term, we feel Orion is generally well positioned to achieve our production goals for the balance of the year, particularly given our active management of sourcing and inventory.

“Longer term, Orion remains focused on building our pipeline of future projects and opportunities. Despite general economic and supply chain uncertainties throughout the economy, we are seeing slow but steady signs of customers reengaging on large-scale, national LED lighting projects for both new and retrofit opportunities. While these projects develop slowly, national customers recognize the value of Orion’s innovative, energy efficient products and our proven track record executing customized, turnkey project solutions with strong customer service and one centralized point of contact. Areas of opportunity include retail, logistics, healthcare, the U.S. public sector, including the U.S. Postal Service, the Military, and the academic sector.

“We continue to see strong and developing interest in new product offerings, including our ISON PureMotionTM line of airflow solutions for healthier indoor spaces. We are also engaged in several significant customer discussions related to our newly launched lighting and electrical maintenance services business. This traction underscores our confidence that this recurring revenue model business can begin to make a meaningful and growing contribution to Orion as the year progresses, and into future years.

“Importantly, Orion ended the quarter with $29.4M in net working capital, including $15.9M of cash, in addition to $25M available under our credit facility. We believe our strong financial footing positions us well for both organic and other potential growth opportunities.”

Business Outlook

Orion continues to expect FY 2022 revenue of $150M to $155M, representing growth of at least 28% over FY 2021. This outlook is supported by a diverse and growing base of opportunities across the business, with particular strength from customers in logistics; global online and national retailers; the public sector; healthcare and hospitals; academic institutions; automotive; and the Company’s developing maintenance services business.

Orion cautions investors that its business outlook is subject to a range of factors that are difficult to predict, including but not limited to the COVID-19 pandemic, supply chain disruptions, rising input costs, personnel recruitment challenges and other potential business and economic impacts.

Tax Provision

As a result of the valuation allowance release at the close of FY 2021, Orion’s Q1’22 financial results reflect a tax provision with a more normalized effective rate, in accordance with GAAP. Orion expects its financial results to reflect a similar GAAP tax provision in future periods. However, based upon current tax laws and the Company’s federal net operating loss carryforwards of approximately $69M at March 31, 2021, Orion does not expect to pay meaningful cash taxes for several years.

Financial Results

Orion’s Q1’22 revenue rose 225% or $24.3M to $35.1M from $10.8M in Q1’21, due to strong business activity, including national account retrofit projects, versus the operating environment in Q1'21, which included COVID-19 related disruptions that had halted many projects. Q1’22 benefitted from several large national projects, including for a large national retail customer and a global online retailer.

Gross profit percentage increased 477 bps to 29.1% in Q1’22 from 24.4% in Q1’21, due to a favorable product mix and the benefit of greater revenue absorbing certain fixed costs, as well as our proactive management of supply chain and input costs, which more than offset increases in raw material and component prices.

Total operating expenses were $6.8M in Q1’22 vs. $4.7M in Q1’21, primarily due to the higher level of business volume. As a percentage of sales, operating expenses declined to 19.4% from 43.3%.

Q1’22 net income improved to $2.5M from a loss of ($2.2M) in Q1’21. Q1’22 net income included income tax provision of $0.9M, though the company does not expect to pay meaningful cash taxes due its significant tax assets, which included net operating loss carryforwards of $69.4 million for federal tax purposes, as of March 31, 2021. Orion generated EBITDA of $3.8M in Q1’22 versus an EBITDA loss of ($1.7M) in Q1’21, as revenue and gross profit growth outpaced operating expenses.

Cash Flow & Balance Sheet

Orion used $3.0M of cash in operating activities in Q1’22, as compared to $7.7M in Q1’21. The improvement is attributable to higher net income, as Orion made similar levels of working capital investment in Q1 of both periods.

Orion ended Q1'22 with over $40M of liquidity, including $15.9M of cash and cash equivalents and a full $25M available on its $25M credit facility. Including cash and cash equivalents, Orion’s net working capital balance was $29.4M, as compared to $26.2M at March 31, 2021.

Webcast/Call Detail

Date / Time:	Today - Wednesday, August 4th at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/a7w95knm
Audio Replay:	(855) 859-2056, ID# 5379809 (available shortly after the call through 8/11/21)

About Orion Energy Systems

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), net income excluding the tax benefit and diluted earnings per share excluding the tax benefit. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” and “Unaudited Earnings Per Share Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As part of the Company’s recent response to the impacts of the COVID-19, management has taken a number of cost reduction and cash conservation measures. While restrictions have begun to lessen in certain jurisdictions, stay-at-home, face mask, and lockdown orders remain in effect in others, with employees asked to work remotely if possible. Many customers and projects require Orion employees to travel to customers and project locations. Some customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of multiple projects have been delayed, suspended, or extended. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company's business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Financial Highlights”, “CEO Commentary”, and "Business Outlook" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (ii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (iii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (iv) our recent and continued reliance on significant revenue to be generated in fiscal 2022 from the lighting and controls retrofit projects for two major global logistics companies; (v) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vi) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (vii) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (viii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (ix) our ability to sustain our profitability and positive cash flows; (x) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xi) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode ("LED") market; (xii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xiii) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xix) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xx) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxi) our ability to maintain safe and secure information technology systems; (xxii) our failure to comply with the covenants in our credit agreement; (xxiii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxiv) our ability to balance customer demand and production capacity; (xxv) our ability to maintain an effective system of internal control over financial reporting; (xxvi) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxvii) our ability to defend our patent portfolio and license technology from third parties; (xxviii) a reduction in the price of electricity; (xxix) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxx) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxxi) potential warranty claims in excess of our reserve estimates, and (xxxii) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

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Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2021	March 31, 2021
Assets
Cash and cash equivalents	$15,863	$19,393
Accounts receivable, net	19,506	13,572
Revenue earned but not billed	1,043	2,930
Inventories, net	20,647	19,554
Prepaid expenses and other current assets	963	1,082
Total current assets	58,022	56,531
Property and equipment, net	11,253	11,369
Other intangible assets, net	1,890	1,952
Deferred tax assets	18,913	19,785
Other long-term assets	3,540	3,184
Total assets	$93,618	$92,821
Liabilities and Shareholders’ Equity
Accounts payable	$18,528	$17,045
Accrued expenses and other	9,855	13,226
Deferred revenue, current	203	87
Current maturities of long-term debt	15	14
Total current liabilities	28,601	30,372
Revolving credit facility	—	—
Long-term debt, less current maturities	31	35
Deferred revenue, long-term	621	640
Other long-term liabilities	3,521	3,700
Total liabilities	32,774	34,747
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2021 and March 31, 2021; no shares issued and outstanding at June 30, 2021 and March 31, 2021	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2021 and March 31, 2021; shares issued: 40,474,565 at June 30, 2021 and 40,279,050 at March 31, 2021; shares outstanding: 31,000,701 at June 30, 2021 and 30,805,300 at March 31, 2021	—	—
Additional paid-in capital	157,746	157,485
Treasury stock, common shares: 9,473,864 at June 30, 2021 and 9,473,750 at March 31, 2021	(36,241)	(36,240)
Retained deficit	(60,661)	(63,171)
Total shareholders’ equity	60,844	58,074
Total liabilities and shareholders’ equity	$93,618	$92,821

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2021	2020
Product revenue	$28,246	$9,701
Service revenue	6,855	1,110
Total revenue	35,101	10,811
Cost of product revenue	19,433	7,229
Cost of service revenue	5,438	947
Total cost of revenue	24,871	8,176
Gross profit	10,230	2,635
Operating expenses:
General and administrative	3,111	2,411
Sales and marketing	3,245	1,854
Research and development	456	415
Total operating expenses	6,812	4,680
Income (loss) from operations	3,418	(2,045)
Other income (expense):
Other income	1	9
Interest expense	(19)	(49)
Amortization of debt issue costs	(16)	(61)
Total other expense	(34)	(101)
Income (loss) before income tax	3,384	(2,146)
Income tax expense	874	73
Net income (loss)	$2,510	$(2,219)
Basic net income (loss) per share attributable to common shareholders	$0.08	$(0.07)
Weighted-average common shares outstanding	30,860,178	30,352,217
Diluted net income (loss) per share	$0.08	$(0.07)
Weighted-average common shares and share equivalents outstanding	31,289,924	30,352,217

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2021	2020
Operating activities
Net income (loss)	$2,510	$(2,219)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	309	292
Amortization of intangible assets	67	78
Stock-based compensation	160	208
Amortization of debt issue costs	16	61
Deferred income tax	872	—
Provision for inventory reserves	134	27
Other	—	9
Changes in operating assets and liabilities:
Accounts receivable	(5,934)	5,483
Revenue earned but not billed	1,886	(1,819)
Inventories	(1,232)	(2,590)
Prepaid expenses and other assets	251	236
Accounts payable	1,447	(6,119)
Accrued expenses and other	(3,550)	(1,322)
Deferred revenue, current and long-term	98	(34)
Net cash used in operating activities	(2,966)	(7,709)
Investing activities
Cash paid for investment	(500)	—
Purchases of property and equipment	(152)	(221)
Additions to patents and licenses	(4)	(23)
Net cash used in investing activities	(656)	(244)
Financing activities
Payment of long-term debt	(4)	(25)
Proceeds from revolving credit facility	—	—
Payments of revolving credit facility	—	(10,013)
Payments to settle employee tax withholdings on stock-based compensation	(4)	(19)
Deferred financing costs	(4)	—
Net proceeds from employee equity exercises	104	43
Net cash provided by (used in) financing activities	92	(10,014)
Net decrease in cash and cash equivalents	(3,530)	(17,967)
Cash and cash equivalents at beginning of period	19,393	28,751
Cash and cash equivalents at end of period	$15,863	$10,784

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net (loss) income	$2,510	$22,124	$4,315	$1,914	$(2,219)
Interest	19	76	1	1	49
Taxes	874	(19,668)	51	(72)	73
Depreciation	309	301	302	295	292
Amortization of intangible assets	67	65	73	74	78
Amortization of debt issue costs	16	15	20	61	61
Loss on debt extinguishment	—	—	90	—	—
EBITDA	$3,795	$2,913	$4,852	$2,273	$(1,666)

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EARNINGS PER SHARE RECONCILIATION

For the Three Months Ended March 31, 2021
Numerator: (dollars in thousands)
Net income	$22,124
Impact of tax benefit - valuation allowance release	20,949
Net income excluding tax benefit	$1,175
Denominator:
Weighted-average common shares and share equivalents outstanding	31,294,900
Net income per common share:
Diluted	$0.71
Diluted excluding tax benefit	$0.04